HealthEquity Reports Second Quarter Ended July 31, 2025 Financial Results

Highlights of the second quarter include:
•Revenue of $325.8 million, an increase of 9% compared to $299.9 million in Q2 FY25.
•Net income of $59.9 million, an increase of 67% compared to $35.8 million in Q2 FY25, with non-GAAP net income of $94.6 million, an increase of 24% compared to $76.3 million in Q2 FY25.
•Net income per diluted share of $0.68, an increase of 70% compared to $0.40 in Q2 FY25, with non-GAAP net income per diluted share of $1.08, an increase of 26% compared to $0.86 in Q2 FY25.
•Adjusted EBITDA of $151.1 million, an increase of 18% compared to $128.3 million in Q2 FY25.
•10.0 million HSAs, an increase of 6% compared to Q2 FY25.
•Total HSA Assets of $33.1 billion, an increase of 12% compared to Q2 FY25.
•17.1 million Total Accounts, including both HSAs and complementary CDBs, an increase of 5% compared to Q2 FY25.
•The Company repurchased 0.7 million shares of its common stock for $66.0 million.

Draper, Utah – September 2, 2025 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") custodian by number of accounts, today announced financial results for its second quarter ended July 31, 2025.
"The HealthEquity team delivered continued momentum during our second quarter with strong 9% revenue growth, record gross margin of 71% and record adjusted EBITDA of $151 million," said Scott Cutler, President and CEO of HealthEquity. "We believe our outlook is even brighter with our national lawmakers providing the largest legislative expansion of HSAs since 2006 as more American families seek access to the financial security and tax benefits that they provide. Through our proprietary technologies and platforms, Team Purple continues to empower a growing number of savvy healthcare consumers with tools and resources that drive better member outcomes."
Second quarter financial results
Revenue for the second quarter ended July 31, 2025 was $325.8 million, an increase of 9% compared to $299.9 million for the second quarter ended July 31, 2024. Revenue this quarter included: service revenue of $117.9 million, custodial revenue of $159.9 million, and interchange revenue of $48.1 million.
HealthEquity reported net income of $59.9 million, or $0.68 per diluted share, and non-GAAP net income of $94.6 million, or $1.08 per diluted share, for the second quarter ended July 31, 2025. The Company reported net income of $35.8 million, or $0.40 per diluted share, and non-GAAP net income of $76.3 million, or $0.86 per diluted share, for the second quarter ended July 31, 2024.
Adjusted EBITDA was $151.1 million for the second quarter ended July 31, 2025, an increase of 18% compared to the second quarter ended July 31, 2024. Adjusted EBITDA was 46% of revenue, compared to 43% for the second quarter ended July 31, 2024.
Account and asset metrics
HSAs as of July 31, 2025 were 10.0 million, an increase of 6% year over year, including 782,000 HSAs with investments, an increase of 10% year over year. Total Accounts as of July 31, 2025 were 17.1 million, including 7.2 million other consumer-directed benefits ("CDBs").
Total HSA Assets as of July 31, 2025 were $33.1 billion, an increase of 12% year over year. Total HSA Assets included $17.0 billion of HSA cash and $16.1 billion of HSA investments. Client-held funds, which are deposits held on behalf of our Clients to facilitate administration of our CDBs, and from which we generate custodial revenue, were $0.8 billion as of July 31, 2025.
Stock repurchase program
The Company repurchased 0.7 million shares of its common stock for $66.0 million during the second quarter ended July 31, 2025. As of July 31, 2025, $351.8 million of common stock remained authorized for repurchase under the Company's stock repurchase programs.

Business outlook
For the fiscal year ending January 31, 2026, management expects revenues of $1.290 billion to $1.310 billion. Its outlook for net income is between $185 million and $200 million, resulting in net income of $2.11 to $2.28 per diluted share. Its outlook for non-GAAP net income, calculated using the method described below, is between $329 million and $344 million, resulting in non-GAAP net income per diluted share of $3.74 to $3.91 (based on an estimated 88 million diluted weighted-average shares outstanding). Management expects Adjusted EBITDA of $540 million to $560 million.
See “Non-GAAP financial information” below for definitions of our Adjusted EBITDA and non-GAAP net income. A reconciliation of the non-GAAP financial measures used throughout this release to the most comparable GAAP financial measures is included with the financial tables at the end of this release.
Conference call
HealthEquity management will host a conference call at 4:30 pm (Eastern Time) on Tuesday, September 2, 2025 to discuss the fiscal 2026 second quarter financial results. The conference call will be accessible by dialing 1-833-630-1956, or 1-412-317-1837 for international callers, and referencing conference ID "HealthEquity." A live audio webcast of the call will be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial information
To supplement our financial information presented on a GAAP basis, we disclose non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income, and non-GAAP net income per diluted share.
•Adjusted EBITDA is earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.
•Non-GAAP net income is calculated by adding back to GAAP net income before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.
•Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.
Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. In addition, while amortization of acquired intangible assets is being excluded from non-GAAP net income, the revenue generated from those acquired intangible assets is not excluded. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.
About HealthEquity
HealthEquity and its subsidiaries administer HSAs and other consumer-directed benefits for more than 17 million accounts in partnership with employers, benefits advisors, and health and retirement plan providers who share our mission to save and improve lives by empowering healthcare consumers. For more information, visit www.healthequity.com.
Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, acquisition synergies, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information.

When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “aims,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•our ability to adequately place and safeguard our custodial assets, or the failure of any of our depository or insurance company partners;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our dependence on the continued availability and benefits of tax-advantaged HSAs and other CDBs;
•risks relating to our recent CEO transition;
•the impact of increased fraudulent account activity involving our member accounts or our third-party service providers on our reputation and financial results;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;
•the significant competition we face and may face in the future, including from those with greater resources than us;
•our reliance on the availability and performance of our technology and communications systems;
•recent and potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;
•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•potential regulatory changes and changes in the enforcement environment under the new U.S. administration;
•our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology platforms and communications systems; and
•our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended January 31, 2025 and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Investor Relations Contact
Richard Putnam
801-727-1000
rputnam@healthequity.com

HealthEquity, Inc. and subsidiaries
Condensed consolidated balance sheets

(in thousands, except par value)	July 31, 2025	January 31, 2025
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$304,461	$295,948
Accounts receivable, net of allowance for doubtful accounts of $920 and $2,070 as of July 31, 2025 and January 31, 2025, respectively	111,164	118,006
Prepaid expenses and other current assets	77,207	63,795
Total current assets	492,832	477,749
Property and equipment, net	3,088	3,239
Operating lease right-of-use assets	39,756	43,185
Intangible assets, net	1,152,456	1,204,658
Goodwill	1,648,145	1,648,145
Other assets	80,401	71,574
Total assets	$3,416,678	$3,448,550
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$9,600	$14,361
Accrued compensation	32,482	69,330
Accrued liabilities	64,543	62,631
Operating lease liabilities	9,950	10,001
Total current liabilities	116,575	156,323
Long-term liabilities
Long-term debt, net of issuance costs	1,006,834	1,056,301
Operating lease liabilities, non-current	38,240	42,219
Other long-term liabilities	21,993	22,962
Deferred tax liability	86,615	55,834
Total long-term liabilities	1,153,682	1,177,316
Total liabilities	1,270,257	1,333,639
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of July 31, 2025 and January 31, 2025, respectively	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 86,421 and 86,536 shares issued and outstanding as of July 31, 2025 and January 31, 2025, respectively	9	9
Additional paid-in capital	1,919,312	1,905,628
Accumulated other comprehensive income	203	—
Accumulated earnings	226,897	209,274
Total stockholders’ equity	2,146,421	2,114,911
Total liabilities and stockholders’ equity	$3,416,678	$3,448,550

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of operations (unaudited)

	Three months ended July 31,		Six months ended July 31,
(in thousands, except per share data)	2025	2024	2025	2024
Revenue
Service revenue	$117,873	$116,720	$237,657	$234,934
Custodial revenue	159,876	138,684	316,331	260,328
Interchange revenue	48,086	44,524	102,691	92,263
Total revenue	325,835	299,928	656,679	587,525
Cost of revenue
Service costs	75,156	76,915	163,161	159,262
Custodial costs	11,137	10,108	21,884	19,165
Interchange costs	6,947	8,853	14,728	17,908
Total cost of revenue	93,240	95,876	199,773	196,335
Gross profit	232,595	204,052	456,906	391,190
Operating expenses
Sales and marketing	19,922	21,525	45,906	45,019
Technology and development	64,804	58,580	126,240	114,670
General and administrative	29,990	32,260	55,526	70,496
Amortization of acquired intangible assets	27,001	30,981	54,003	56,526
Merger integration	1,266	1,777	2,541	3,920
Total operating expenses	142,983	145,123	284,216	290,631
Income from operations	89,612	58,929	172,690	100,559
Other expense
Interest expense	(14,955)	(15,427)	(29,813)	(27,222)
Other income, net	3,391	3,114	6,124	6,518
Total other expense	(11,564)	(12,313)	(23,689)	(20,704)
Income before income taxes	78,048	46,616	149,001	79,855
Income tax provision	18,194	10,794	35,232	15,220
Net income	$59,854	$35,822	$113,769	$64,635
Net income per share:
Basic	$0.69	$0.41	$1.31	$0.74
Diluted	$0.68	$0.40	$1.29	$0.73
Weighted-average number of shares used in computing net income per share:
Basic	86,550	87,131	86,601	86,805
Diluted	87,746	88,646	88,153	88,606

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of comprehensive income (unaudited)

	Three months ended July 31,		Six months ended July 31,
(in thousands, except per share data)	2025	2024	2025	2024
Net income	$59,854	$35,822	$113,769	$64,635
Other comprehensive income
Cash flow hedges
Net unrealized gains, net of income tax expense	203	—	203	—
Total other comprehensive income	203	—	203	—
Comprehensive income	$60,057	$35,822	$113,972	$64,635

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of cash flows (unaudited)

	Six months ended July 31,
(in thousands)	2025	2024
Cash flows from operating activities:
Net income	$113,769	$64,635
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	77,195	82,548
Stock-based compensation	33,404	53,594
Amortization of debt discount and issuance costs	533	1,428
Deferred taxes	30,711	(5,204)
Changes in operating assets and liabilities:
Accounts receivable, net	6,842	(3,561)
Prepaid expenses and other current and non-current assets	(20,650)	(9,345)
Operating lease right-of-use assets	3,339	3,365
Accrued compensation	(35,032)	(12,706)
Accounts payable, accrued liabilities, and other current liabilities	(3,785)	7,267
Operating lease liabilities, non-current	(3,951)	(3,840)
Other long-term liabilities	(1,771)	(4,623)
Net cash provided by operating activities	200,604	173,558
Cash flows from investing activities:
Purchases of software and capitalized software development costs	(26,464)	(25,329)
Purchases of property and equipment	(859)	(1,462)
Acquisitions of HSA portfolios	—	(452,241)
Net cash used in investing activities	(27,323)	(479,032)
Cash flows from financing activities:
Principal payments on long-term debt	(50,000)	—
Repurchases of common stock	(125,810)	—
Proceeds from long-term debt	—	225,000
Settlement of client-held funds obligation, net	596	(828)
Proceeds from exercise of common stock options	10,446	4,216
Net cash provided by (used in) financing activities	(164,768)	228,388
Increase (decrease) in cash and cash equivalents	8,513	(77,086)
Beginning cash and cash equivalents	295,948	403,979
Ending cash and cash equivalents	$304,461	$326,893

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of cash flows (unaudited) (continued)

	Six months ended July 31,
(in thousands)	2025	2024
Supplemental cash flow data:
Interest expense paid in cash	$28,362	$26,970
Income tax payments, net	6,507	13,471
Supplemental disclosures of non-cash investing and financing activities:
Purchases of software and capitalized software development costs included in accounts payable, accrued liabilities, or accrued compensation	3,380	3,370
Purchases of property and equipment included in accounts payable or accrued liabilities	155	70
Repurchases of common stock included in accrued liabilities	1,246	—
Non-cash purchase consideration related to acquisitions of HSA portfolios	—	20,325
Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the condensed consolidated statements of operations and comprehensive income is as follows:

	Three months ended July 31,		Six months ended July 31,
(in thousands)	2025	2024	2025	2024
Cost of revenue	$3,114	$2,934	$6,501	$7,459
Sales and marketing	1,529	3,850	6,399	8,173
Technology and development	5,732	6,454	11,652	12,394
General and administrative	8,693	8,336	8,852	25,568
Total stock-based compensation expense	$19,068	$21,574	$33,404	$53,594
Total Accounts (unaudited)

(in thousands, except percentages)	July 31, 2025	July 31, 2024	% Change	January 31, 2025
HSAs	9,989	9,383	6%	9,889
New HSAs from sales - Quarter-to-date	163	187	(13)%	471
New HSAs from sales - Year-to-date	312	382	(18)%	1,040
New HSAs from acquisitions - Year-to-date	—	616	*	616
HSAs with investments	782	711	10%	753
CDBs	7,153	6,898	4%	7,144
Total Accounts	17,142	16,281	5%	17,033
Average Total Accounts - Quarter-to-date	17,044	16,214	5%	16,677
Average Total Accounts - Year-to-date	17,083	16,066	6%	16,302
*Not meaningful
HSA Assets (unaudited)

(in millions, except percentages)	July 31, 2025	July 31, 2024	% Change	January 31, 2025
HSA cash	$17,035	$16,368	4%	$17,435
HSA investments	16,102	13,099	23%	14,676
Total HSA Assets	33,137	29,467	12%	32,111
Average daily HSA cash - Quarter-to-date	17,017	16,363	4%	16,634
Average daily HSA cash - Year-to-date	17,149	15,875	8%	16,206

The following table summarizes the amount of HSA cash held by our depository partners and insurance company partners that is expected to reprice by fiscal year and the respective average annualized yield currently earned on that HSA cash as of July 31, 2025:

Year ending January 31, (in billions, except percentages)	HSA cash expected to reprice	Average annualized yield
Remainder of 2026	$1.3	1.7%
2027	4.1	2.0%
2028	2.2	4.1%
2029	1.5	3.7%
Thereafter	7.3	4.5%
Total (1)	$16.4	3.5%
(1)Excludes $0.6 billion of HSA cash held in floating-rate contracts as of July 31, 2025.
Client-held funds (unaudited)

(in millions, except percentages)	July 31, 2025	July 31, 2024	% Change	January 31, 2025
Client-held funds	$818	$817	0%	$896
Average daily Client-held funds - Quarter-to-date	884	860	3%	798
Average daily Client-held funds - Year-to-date	893	850	5%	817
Reconciliation of net income to Adjusted EBITDA (unaudited)

	Three months ended July 31,		Six months ended July 31,
(in thousands)	2025	2024	2025	2024
Net income	$59,854	$35,822	$113,769	$64,635
Interest income	(3,364)	(3,103)	(6,097)	(6,984)
Interest expense	14,955	15,427	29,813	27,222
Income tax provision	18,194	10,794	35,232	15,220
Depreciation and amortization	11,453	12,629	23,192	26,022
Amortization of acquired intangible assets	27,001	30,981	54,003	56,526
Stock-based compensation expense	19,068	21,574	33,404	53,594
Merger integration expenses	1,266	1,777	2,541	3,920
Amortization of incremental costs to obtain a contract	1,951	1,681	3,877	3,313
Costs associated with unused office space	723	806	1,575	1,596
Other	(27)	(101)	(27)	658
Adjusted EBITDA	$151,074	$128,287	$291,282	$245,722
Net income as a percentage of revenue (unaudited)

	Three months ended July 31,				Six months ended July 31,
(in thousands, except percentages)	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change
Net income	$59,854	$35,822	$24,032	67%	$113,769	$64,635	$49,134	76%
As a percentage of revenue	18%	12%			17%	11%
Adjusted EBITDA as a percentage of revenue (unaudited)

	Three months ended July 31,				Six months ended July 31,
(in thousands, except percentages)	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change
Adjusted EBITDA	$151,074	$128,287	$22,787	18%	$291,282	$245,722	$45,560	19%
As a percentage of revenue	46%	43%			44%	42%

Reconciliation of net income outlook to Adjusted EBITDA outlook (unaudited)

Outlook for the year ending
(in millions)	January 31, 2026
Net income	$185 - 200
Interest income	(11)
Interest expense	56
Income tax provision	62 - 67
Depreciation and amortization	48
Amortization of acquired intangible assets	108
Stock-based compensation expense	75
Merger integration expenses	6
Amortization of incremental costs to obtain a contract	8
Costs associated with unused office space	3
Adjusted EBITDA	$540 - 560
Reconciliation of net income to non-GAAP net income (unaudited)

	Three months ended July 31,		Six months ended July 31,
(in thousands, except per share data)	2025	2024	2025	2024
Net income	$59,854	$35,822	$113,769	$64,635
Income tax provision	18,194	10,794	35,232	15,220
Income before income taxes - GAAP	78,048	46,616	149,001	79,855
Non-GAAP adjustments:
Amortization of acquired intangible assets	27,001	30,981	54,003	56,526
Stock-based compensation expense	19,068	21,574	33,404	53,594
Merger integration expenses	1,266	1,777	2,541	3,920
Costs associated with unused office space	723	806	1,575	1,596
Loss on extinguishment of debt	—	—	—	—
Total adjustments to income before income taxes - GAAP	48,058	55,138	91,523	115,636
Income before income taxes - Non-GAAP	126,106	101,754	240,524	195,491
Income tax provision - Non-GAAP (1)	31,526	25,439	60,130	48,873
Non-GAAP net income	94,580	76,315	180,394	146,618

Diluted weighted-average shares	87,746	88,646	88,153	88,606
GAAP net income per diluted share	$0.68	$0.40	$1.29	$0.73
Non-GAAP net income per diluted share	$1.08	$0.86	$2.05	$1.65
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

Reconciliation of net income outlook to non-GAAP net income outlook (unaudited)

Outlook for the year ending
(in millions, except per share data)	January 31, 2026
Net income	$185 - 200
Income tax provision	62 - 67
Income before income taxes - GAAP	247 - 267
Non-GAAP adjustments:
Amortization of acquired intangible assets	108
Stock-based compensation expense	75
Merger integration expenses	6
Costs associated with unused office space	3
Total adjustments to income before income taxes - GAAP	192
Income before income taxes - Non-GAAP	439 - 459
Income tax provision - Non-GAAP (1)	110 - 115
Non-GAAP net income	$329 - 344

Diluted weighted-average shares	88
GAAP net income per diluted share (2)	$2.11 - 2.28
Non-GAAP net income per diluted share (2)	$3.74 - 3.91
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.
(2)GAAP and non-GAAP net income per diluted share may not calculate due to rounding.

Certain terms

Term	Definition
HSA	Health Savings Account, which is a financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
CDB	Consumer-directed benefits offered by employers, including flexible spending and health reimbursement arrangements (“FSAs” and “HRAs”), Consolidated Omnibus Budget Reconciliation Act (“COBRA”) administration, commuter and other benefits.
HSA member	Consumers with HSAs that we serve.
Total HSA Assets
HSA members’ custodial cash assets held by our federally insured depository partners and our insurance company partners. Total HSA Assets also includes HSA members' investments held by our custodial investment fund partner.

Client	Our employer clients.
Total Accounts	The sum of HSAs and CDBs on our platforms.
Client-held funds	Deposits held on behalf of our Clients to facilitate administration of our CDBs.
Network Partner	Our health plan partners, benefits administrators, and retirement plan recordkeepers.
Adjusted EBITDA
Earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.

Non-GAAP net income
Calculated by adding back to GAAP net income before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.

Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.